UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2018

RLJ ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

Nevada	001-35675	45-4950432
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8515 Georgia Avenue, Suite 650 Silver Spring, Maryland 20910
(Address of principal executive offices)

(301) 608-2115
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act .  ☐

Item 1.01. Entry into a Material Definitive Agreement

On August 9, 2018, RLJ Entertainment, Inc. (the “Company”) and Digital Entertainment Holdings LLC, a wholly owned subsidiary of AMC Networks Inc. (“AMC”), entered into a fourth amendment to the Credit and Guaranty Agreement, by and among the Company, certain subsidiaries of the Company as guarantors, and AMC, dated as of October 14, 2016 and as previously amended by the First Amendment dated as of January 30, 2017, the Second Amendment dated as of June 16, 2017 and the Third Amendment effective as of May 31, 2018 (the “Credit Agreement Amendment”), to eliminate the Minimum Cash Balance (as defined in the Credit and Guaranty Agreement) requirement. Except as expressly set forth in the Credit Agreement Amendment, no other terms of the Credit and Guaranty Agreement were modified.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLJ ENTERTAINMENT, INC.

Date:	August 13, 2018	By:	/s/ MIGUEL PENELLA
		Name:	Miguel Penella
		Title:	Chief Executive Officer

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